UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 15, 2021

Date of report (Date of earliest event reported):

IMAX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-35066	98-0140269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 Speakman Drive Mississauga, Ontario, Canada L5K 1B1 (905) 403-6500	902 Broadway, Floor 20 New York, New York, USA 10010 (212) 821-0100

(Address of principal executive offices, zip code, telephone numbers)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	IMAX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On March 16, 2021, IMAX Corporation, a corporation amalgamated under the laws of Canada (the “Company”), agreed to sell to the several initial purchasers (the “Initial Purchasers”) for whom J.P. Morgan Securities LLC and Wells Fargo Securities, LLC acted as representatives (the “Representatives”), and the Initial Purchasers agreed to purchase from the Company, $200 million aggregate principal amount of the Company’s 0.500% Convertible Senior Notes due 2026 (the “base notes”), pursuant to a purchase agreement (the “Purchase Agreement”) among the Company and the Representatives. The Company also granted the Initial Purchasers an option to purchase from the Company up to an additional $30 million aggregate principal amount of the Company’s 0.500% Convertible Senior Notes due 2026 (the “additional notes” and, together with the base notes, the “notes”) pursuant to the Purchase Agreement for a period of 13 days from, and including, the date the base notes were issued. The issuance of the base notes was consummated on March 19, 2021 (the “Closing Date”). The notes issued on the Closing Date include $30 million principal amount of the additional notes issued pursuant to the full exercise by the Initial Purchasers of their option to purchase additional notes.

The net proceeds from the offering of the notes will be approximately $222.5 million, after deducting the Initial Purchasers’ discounts and commissions. The Company intends to use approximately $150 million of the proceeds from the offering of the notes to repay a portion of the amounts outstanding under the Credit Facility (as defined below), and the remaining net proceeds from the offering for working capital or other general corporate purposes. On the Closing Date, the Company used cash on hand of approximately $19.1 million to pay the cost of the Capped Call Transactions (as defined below).

The notes were issued pursuant to, and are governed by, an indenture, dated as of the Closing Date (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The notes bear interest at a rate of 0.500% per annum on the principal amount thereof, payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2021, to the holders of record of the notes as of the close of business on the immediately preceding March 15 and September 15, respectively. The notes will mature on April 1, 2026, unless earlier redeemed or repurchased by the Company or converted.

The notes are the senior, unsecured obligations of the Company and are equal in right of payment with the Company’s senior unsecured indebtedness, senior in right of payment to the Company’s indebtedness that is expressly subordinated to the notes, effectively subordinated to the Company’s senior secured indebtedness, to the extent of the value of the collateral securing that indebtedness, and structurally subordinated to all indebtedness and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries.

Holders may convert their notes at their option in the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on June 30, 2021 (and only during such calendar quarter), if the last reported sale price per common share of the Company, no par value (“common shares”), exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•

during the five consecutive business days immediately after any ten consecutive trading day period (such ten consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per common share on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the common shares, as provided in the Indenture;

•	if the Company calls such notes for redemption; and

•	at any time from, and including, January 1, 2026 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the notes will be 34.7766 common shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $28.75 per common share, and is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash or a combination of cash and common shares. Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.

In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders of the notes may require the Company to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

The notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after April 6, 2024 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, but only if the last reported sale price per common share exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice, and (ii) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a “make-whole fundamental change” with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if such note is converted after it is called for redemption. No sinking fund is provided for the notes.

The events of default, as set forth in the Indenture, include (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any notes, (ii) default by the Company for 30 consecutive days in the payment when due of interest on any note, (iii) failure by the Company to deliver, when required by the Indenture, (x) a fundamental change notice, (y) a notice of a make-whole fundamental change or (z) a notice of certain corporate events as provided in the Indenture, if such failure is not cured within three business days after its occurrence, (iv) default by the Company in its obligations to convert a note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain amalgamation, consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its subsidiaries with respect to indebtedness for borrowed money of at least $50.0 million and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its “significant subsidiaries” (as defined in the Indenture).

If an event of default involving certain events of bankruptcy, insolvency or reorganization with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. Notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the holders of the notes to receive special interest on the notes for up to 180 days.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the notes, the Company fails to timely file certain documents or reports required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or the notes are not otherwise freely tradable by holders of the notes other than the Company’s affiliates, additional interest will accrue on the notes during the period in which the Company’s failure to file has occurred and is continuing or such notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the notes has not been removed in accordance with the terms of the Indenture and the notes, the notes are assigned a restricted CUSIP number or the notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the notes) as of the 15th day after the one-year anniversary of the last date of original issuance of the notes, the Company will pay additional interest on the notes during the period in which the notes remain so restricted.

The notes were offered and sold in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offer and sale of the notes and any common shares issuable upon conversion thereof have not been and will not be registered under the Securities Act or any other securities laws, or qualified by way of a prospectus in any province or territory of Canada, and the notes and any such common shares may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and any applicable securities laws, and may not be offered or sold to persons located or resident in Canada except pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws.

A copy of the Indenture and form of 0.500% Convertible Senior Note due 2026 are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Indenture and notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Capped Call Transactions

In connection with the pricing of the base notes on March 16, 2021, the Company entered into privately negotiated capped call transactions (together, the “Base Capped Call Transactions”) with each of Wells Fargo Bank, National Association, Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), JPMorgan Chase Bank, National Association and HSBC Bank USA, National Association (together, the “Option Counterparties”). In connection with the Initial Purchasers’ exercise of their option to purchase additional notes, the Company entered into additional capped call transactions with the Option Counterparties (together, the “Additional Capped Call Transactions” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”). The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the aggregate number of common shares that initially underlie the notes, and are expected generally to reduce potential dilution to the common shares upon any conversion of notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $37.2750, which represents a premium of 75% over the last reported sale price of the common shares on March 16, 2020. The cost of the Capped Call Transactions was approximately $19.1 million.

The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty, and are not part of the terms of the notes and will not affect any holder’s rights under the notes. Holders of the notes will not have any rights with respect to the Capped Call Transactions.

The Capped Call Transactions were entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering.

Copies of the call option confirmations with respect to the Base Capped Call Transaction with each of the Option Counterparties are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein. Copies of the call option confirmations with respect to the Additional Capped Call Transaction with each of the Option Counterparties are filed as Exhibits 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Credit Agreement Amendment

On March 15, 2021, the Company entered into the Second Amendment (the “Amendment”) to the Fifth Amended and Restated Credit Agreement (as amended by the First Amendment to the Fifth Amended and Restated Credit Agreement, dated as of June 10, 2020, the “Credit Agreement”) with Wells Fargo Bank, National Association, as agent, and a syndicate of lenders party thereto. The Amendment amended the Credit Agreement to, among other things, (i) extend (x) the “Designated Period” thereunder through the end of 2022, (y) the suspension of the senior secured net leverage ratio financial covenant thereunder through the first quarter of 2022 (and, once re-established, permit the Company to use “EBITDA” from the third and fourth quarters of 2019 in lieu of EBITDA for the corresponding quarters of 2021) and (z) the application of the $75 million minimum liquidity covenant thereunder through the end of 2022 (or, if earlier, the end of the Designated Period), and (ii) permit the incurrence of the notes and related transactions, including the Capped Call Transactions, or other unsecured debt, in an amount not to exceed $290 million.

A copy of the Amendment is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading “Indenture and Notes” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

The notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers” in accordance with Rule 144A under the Securities Act. Any common shares that may be issued upon conversion of the notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders.

The Capped Call Transactions were entered into by the Company with the Option Counterparties in reliance upon Section 4(a)(2) of the Securities Act in transactions not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Option Counterparties.

This report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 7.01.	Other Events.

On March 15, 2021, the Company issued a press release announcing its intention to offer, subject to market conditions and other factors, the notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 16, 2021, the Company issued a press release announcing the pricing of the notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 of this current report on Form 8-K, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of March 19, 2021, between IMAX Corporation and U.S. Bank National Association.

4.2	Form of 0.500% Convertible Senior Notes due April 1, 2026 (included as Exhibit A to Exhibit 4.1).

10.1	Base Call Option Confirmation, dated as of March 16, 2021 between IMAX Corporation and Wells Fargo Bank, National Association.

10.2	Base Call Option Confirmation, dated as of March 16, 2021 between IMAX Corporation and Mizuho Markets Americas LLC.

10.3	Base Call Option Confirmation, dated as of March 16, 2021 between IMAX Corporation and JPMorgan Chase Bank, National Association.

10.4	Base Call Option Confirmation, dated as of March 16, 2021 between IMAX Corporation and HSBC Bank USA, National Association.

10.5	Additional Call Option Confirmation, dated as of March 18, 2021 between IMAX Corporation and Wells Fargo Bank, National Association.

10.6	Additional Call Option Confirmation, dated as of March 18, 2021 between IMAX Corporation and Mizuho Markets Americas LLC.

10.7	Additional Call Option Confirmation, dated as of March 18, 2021 between IMAX Corporation and JPMorgan Chase Bank, National Association.

10.8	Additional Call Option Confirmation, dated as of March 18, 2021 between IMAX Corporation and HSBC Bank USA, National Association.

10.9	Second Amendment to the Fifth Amended and Restated Credit Agreement entered into on March 15, 2021.

99.1	Launch Press Release issued by IMAX Corporation, dated March 15, 2021.

99.2	Pricing Press Release issued by IMAX Corporation, dated March 16, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAX Corporation

Dated: March 19, 2021	By:	/s/ Patrick McClymont
	Name:	Patrick McClymont
	Title:	Chief Financial Officer & EVP

	By:	/s/ Robert D. Lister
	Name:	Robert D. Lister
	Title:	Chief Legal Officer & Sr. EVP